Exhibit 10.3


                                   TERM NOTE
                                   ---------


$15,000,000.00 U.S.                           Manchester, New Hampshire
                                              December 26, 1997


1.   Promise To Pay.
     --------------

     FOR VALUE RECEIVED, WPI GROUP, INC., WPI ELECTRONICS, INC., WPI MAGNETEC, INC., WPI MICRO PALM, INC., WPI POWER SYSTEMS, INC., WPI TERMIFLEX, INC., WPI MICRO PROCESSOR SYSTEMS, INC., and WPI DECISIONKEY, INC., WPI UK HOLDING, INC., WPI UK HOLDING II, INC., and WPI OYSTER TERMINALS, INC., each a New Hampshire corporation, and WPI HUSKY COMPUTERS, INC., a Florida corporation, all such corporations having executive offices at 1155 Elm Street Manchester, New Hampshire 03101 (all of such corporations are hereinafter referred to individually and collectively as the "Borrower"), jointly and severally promise to pay to the order of FLEET BANK-NH, a bank organized under the laws of New Hampshire, having an address at 1155 Elm Street, Manchester, New Hampshire, ("Lender"), the principal sum of Fifteen Million and 00/100 ($15,000,000.00) DOLLARS, with interest thereon, or on the amount thereof from time to time outstanding, to be computed, as hereinafter provided, until such principal sum shall be fully paid. Interest and principal shall be payable in installments as set forth in Section 4 below. The total principal sum, or the amount thereof outstanding, together with any accrued but unpaid interest, shall be due and payable in full on March 31, 2002 ("Maturity Date").

2.   Loan Agreement.
     --------------

     This Note is issued pursuant to the terms, provisions and conditions of an agreement captioned "Amended and Restated Commercial Loan Agreement" dated as of December 26, 1997 between Borrower and Lender, as the same may be amended from time to time hereafter (the "Loan Agreement"), and evidences the Term Loan made pursuant thereto (herein, the "Loan"). Capitalized terms used herein which are not otherwise specifically defined shall have the same meaning herein as in the Loan Agreement.

3.   Interest Rate.
     -------------

     Principal amounts outstanding under the Loan shall bear interest at the LIBOR Interest Rate, subject to the conditions and limitations provided for in this Note, during the period from the date hereof up to and including the Maturity Date.

4.   Payment of Interest and Principal.
     ---------------------------------

     4.1.  Payment and Calculation of Interest.  All interest shall be:  (a)
           -----------------------------------
payable in arrears commencing January 1, 1998 and continuing on the same day of each month thereafter until the principal together with all interest and other charges payable with respect to the Loan shall be fully paid; and (b) calculated on the basis of a 360 day year and the actual number of days elapsed. Interest at the LIBOR Interest Rate shall be computed from and including the first day of the applicable Interest Period to, but excluding, the last day thereof.

     4.2.  Principal.  Principal shall be repaid in quarterly installments of
           ---------
$750,000, commencing on October 1, 1998 and continuing on the first day of each January, April, July and October thereafter. The entire principal balance shall be due and payable in full upon Maturity.

     4.3.  Prepayment.  The Loan or any portion thereof may be prepaid in full
           ----------
or in part at any time upon fifteen (15) days' prior written notice to the holder of this Note, provided that with respect to LIBOR Rate Advances, any prepayment, whether partial or in full, shall be subject to a make-whole provision and payment of a Yield Maintenance Fee as provided below. Any partial prepayment of principal shall first be applied to any installment of principal then due and shall then be applied to the principal installments due in the reverse order of maturity, and no such partial prepayment shall relieve Borrower of the obligation to pay each subsequent installment of principal when due.

     4.4.  Maturity.  At Maturity all accrued interest, principal and other
           --------
charges due with respect to the Loan shall be due and payable in full and the principal balance and such other charges, but not unpaid interest, shall continue to bear interest at the Default Rate until so paid.

     4.5.  Method of Payment; Date of Credit.  All payments of interest,
           ---------------------------------
principal and fees shall be made in lawful money of the United States in immediately available funds: (a) by direct charge to an account of Borrower maintained with Lender (or the then holder of this Note), (b) by wire transfer to Lender, (c) by check payable to Lender and delivered to Lender at 1155 Elm Street, Manchester, New Hampshire, or (d) to such other bank or address as the holder of this Note may designate in a written notice to Borrower. Payments shall be credited on the Business Day on which immediately available funds are received prior to one o'clock P.M. Eastern Time; payments received after one o'clock P.M. Eastern Time shall be credited to the Loan on the next Business Day. Payments which are by check, which Lender may at its option accept or reject, or which are not in the form of immediately available funds shall not be credited to the Loan until such funds become immediately available to Lender, and, with respect to payments by check, such credit shall be provisional until the item is finally paid by the payor bank.

     4.6.  Billings.  Lender may submit monthly billings reflecting payments
           --------
due; however, any changes in the interest rate which occur between the date of
     -------
billing and the due date may be reflected in the billing for a subsequent month. Neither the failure of Lender to submit a billing nor any error in any such billing shall excuse Borrower from the obligation to make full payment of all Borrower's payment obligations when due.

     4.7.  Default Rate.  Lender shall have the option of imposing, and Borrower
           ------------
shall pay upon billing therefor, an interest rate which is five percent (5%) per annum above the interest rate otherwise payable ("Default Rate"): (a) while any monetary Default exists and is continuing, during that period between the due date and the date of payment; (b) following any Event of Default, unless and until the Event of Default is waived by Lender; and (c) after Maturity.

     4.8.  Late Charges.  Borrower shall pay, upon billing therefor, a "Late
           ------------
Charge" equal to five percent (5%) of the amount of any payment of principal, other than principal due at Maturity, interest, or both, which is not paid within ten (10) days of the due date thereof. Late charges are: (a) payable in addition to, and not in limitation of, the Default Rate, (b) intended to compensate Lender for administrative and processing costs incident to late payments, (c) are not interest, and (d) shall not be subject to refund or rebate or credited against any other amount due.

     4.9.  Calculation of Yield Maintenance Fee.
           ------------------------------------

     (i) The Yield Maintenance Fee shall be calculated separately for each installment of principal due prior to the Maturity Date, as well as the entire balance of principal due at the Maturity Date (including any effective extension thereof) all in accordance with the following:

          (A) If the Treasury Rate is greater than the applicable LIBOR Interest Rate, there shall be no Yield Maintenance Fee payable for such installment or balance.

          (B) If the Treasury Rate is less than the applicable LIBOR Interest Rate, the Yield Maintenance Fee shall equal the aggregate of all Present Values, computed separately for each installment or balance having a separate due date, of the product of:

               1. the amount of each installment or balance so prepaid, multiplied by

               2. the amount by which the LIBOR Interest Rate, expressed as a percentage, exceeds the Treasury Rate, expressed as a percentage, computed separately for each installment or balance having a different maturity date, and

               3. which product in turn shall be multiplied by a fraction, computed separately for each installment or balance having a different due date, the numerator of which is the number of days from the date of prepayment to the due date of the installment or balance and the denominator of which is 360.

     (ii) Neither all nor any portion of the principal which bears interest at the LIBOR Interest Rate may or shall be prepaid prior to the last day of the applicable Interest Period, except upon fifteen (15) days' prior written notice to Lender and the payment to Lender of a Yield Maintenance Fee computed in accordance with clause (i) above.

    (iii) The Yield Maintenance Fee shall be payable in respect of all prepayments of principal whether voluntary or involuntary including, without limitation, prepayments made upon acceleration of the Loan, or application of insurance or eminent domain proceeds.

     (iv) Once written notice of intention to prepay is given, the Loan, or the applicable portion thereof, shall become due and payable in full on the date specified in the notice of prepayment and the failure to so prepay the Loan on such date, together with any applicable Yield Maintenance Fee, shall constitute an Event of Default.

     4.10.  Make Whole Provision.  Borrower shall pay to Lender, immediately
            --------------------
upon request and notwithstanding contrary provisions contained in any of the Loan Documents, such amounts as shall, in the conclusive judgment of Lender (in the absence of manifest error), compensate Lender for the loss, cost or expense which it may reasonably incur as a result of (i) any payment or prepayment, under any circumstances whatsoever, whether voluntary or involuntary, of all or any portion of the Loan bearing interest at the LIBOR Interest Rate on a date other than the last day of the applicable Interest Period, or (ii) the conversion, for any reason whatsoever, whether voluntary or involuntary, of any LIBOR Rate Advance to a Variable Rate Advance on a date other that the last day of the applicable Interest Period. Such amounts payable by Borrower shall be equal to any administrative costs actually incurred plus any amounts required to compensate for any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by Lender to fund or maintain the Loan or any portion thereof while it is bearing interest at the LIBOR Interest Rate plus, in any event, but without duplication, a Yield Maintenance Fee.

5.   Certain Definitions and Provisions Relating To Interest Rate.
     ------------------------------------------------------------

     5.1.   Banking Day.  The term "Banking Day" means a day on which banks are
            -----------
not required or authorized by law to close in the city in which Lender's principal office is situated.

     5.2.   Business Day; Same Calendar Month. The term "Business Day" means any
            ---------------------------------
Banking Day and, with respect to determining or selecting the LIBOR Interest Rate, any London Banking Day. If any day on which a payment is due is not a Business Day, then the payment shall be due on the next day following which is a Business Day, unless, with respect to a LIBOR Rate Advance, the effect would be to make the payment due in the next calendar month, in which event such payment shall be due on the next preceding day which is a Business Day. Further, if there is no corresponding day for a payment in the given calendar month (i.e., there is no "February 30th"), the payment shall be due on the last Business Day of the calendar month.

     5.3.   Dollars.  The term "Dollars" or "$" means lawful money of the United
            -------
States.

     5.4.   Interest Period.  The term "Interest Period" means, with respect to
            ---------------
each LIBOR Rate Advance, a period of one (1) month. Interest Periods shall initially be scheduled to commence on the same day of each month (the first Interest Period to commence on the day that the proceeds of the Loan are advanced to Borrower), and to end on the numerically corresponding day in the next succeeding month; Provided, however: (a) if there is no such numerically
                        --------  -------
corresponding day, such Interest Period shall end on the last Business Day of the applicable month, (b) if the last day of such an Interest Period would otherwise occur on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day, but (c) if such extension would otherwise cause such last day to occur in a new calendar month, then such last day shall occur on the next preceding Business Day. In no event, however, shall an Interest Period extend beyond the Maturity Date of the Loan.

     5.5.   LIBOR Interest Rate.  The term "LIBOR Interest Rate" means the per
            -------------------
annum rate equal to the LIBOR Rate plus 162.5 basis points.

     5.6.   LIBOR Rate.  The term "LIBOR Rate" means, with respect to any LIBOR
            ----------
Rate Advance, the interest rate per annum (rounded upward, if necessary, to the nearest 1/32 of one percent), as determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period selected or deemed selected by Borrower for such LIBOR Rate Advance which appear on the Telerate page 3750 as of 11:00 a.m. London time on the day that is two
(2) London Banking Days preceding the first day of such LIBOR Rate Advance. If such rate does not appear on the Telerate System on any applicable interest determination date, the LIBOR Rate shall be the rate (rounded upward as described above, if necessary) for deposits in Dollars for a period substantially equal to the Interest Period on the Reuters Page "LIBO" (or such other page as may replace the LIBO Page on that service for the purpose of displaying such rates), as of 11:00 a.m. (London time), on the day that is two (2) London Banking Days prior to the beginning of such Interest Period. If both the Telerate and Reuters system are unavailable, then the rate for that date will be determined on the basis of the offered rates for deposits in Dollars for a period of time comparable to the Interest Period for such LIBOR Rate Advance which are offered by four major banks in the London interbank market at approximately 11:00 a.m. London time, on the day that is two (2) London Banking Days preceding the first day of such LIBOR Rate Advance. The principal London office of each of the four major London banks will be requested to provide a quotation of its Dollar deposit offered rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that date will be determined on the basis of the rates quoted for loans in Dollars to leading European banks for a period of time comparable to the Interest Period for such LIBOR Rate Advance offered by major banks in New York City at approximately 11:00 a.m. New York City time, on the day that is two London Banking Days preceding the first day of such LIBOR Rate Advance. In the event that the Bank is unable to obtain any such quotation as provided above, it will be deemed that the LIBOR Rate for such LIBOR Rate Advance cannot be determined. In the event that the Board of Governors of the Federal Reserve System shall impose a Reserve Percentage with respect to LIBOR Rate deposits of the Lender, then for any period during which such Reserve Percentage shall apply, LIBOR Rate shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

     5.7.   LIBOR Rate Advance.  The term "LIBOR Rate Advance" means any
            ------------------
principal outstanding under this Note which pursuant to this Note bears interest at the LIBOR Interest Rate.

     5.8.   London Banking Day.  The term "London Banking Day" means any day on
            ------------------
which dealings in deposits in Dollars are transacted in the London interbank market.

     5.9.   Maturity.  The term "Maturity" means the Maturity Date, or the
            --------
maturity upon acceleration of the Loan, if the Loan has been accelerated by Lender upon an Event of Default.

     5.10.  Present Value.  The term "Present Value" means the value at the
            -------------
applicable maturity discounted to the date of prepayment using the Treasury
Rate.

     5.11.  Prime Rate.  The term "Prime Rate" means the rate published by The
            ----------                                                     ---
Wall Street Journal from time to time under the category "Prime Rate:  The Base
-------------------
Rate on Corporate Loans posted by at least 75% of the Nation's 30 Largest Banks" (the lowest of the rates so published if more than one rate is published under this category at any given time) or such other comparable index rate selected by the Bank in its sole discretion if The Wall Street Journal ceases to publish
                                   -----------------------
such rate. The Borrowers acknowledge that the Prime Rate is used for reference purposes only as an index and is not necessarily the lowest interest rate charged by the Bank on commercial loans.

     5.12.  Treasury Rate.  The term "Treasury Rate" means, as of the date of
            -------------
any calculation or determination, the latest published rate for United States Treasury Notes or Bills (but the rate on Bills issued on a discounted basis shall be converted to a bond equivalent) as published weekly in the Federal Reserve Statistical Release H.15(519) of Selected Interest Rates in an amount which approximates (as determined by Lender) the amount (i) approximately comparable to the portion of the Loan to which the Treasury Rate applies for the Interest Period, or (ii) in the case of a prepayment, the amount prepaid and with a maturity closest to the original maturity of the installment which is prepaid in whole or in part.

     5.13.  Variable Interest Rate.  The term "Variable Interest Rate" means a
            ----------------------
per annum rate equal at all times to the Prime Rate, with changes therein to be effective simultaneously with any change in the Prime Rate.

     5.14.  Variable Rate Advance. The term "Variable Rate Advance" means any
            ---------------------
principal outstanding under this Note which pursuant to this Note bears interest at the Variable Interest Rate.

6.   Additional Provisions Related to Interest Rate Selection.
     --------------------------------------------------------

     6.1  Increased Costs.  If, due to any one or more of:  (i) the introduction
          ---------------
of any applicable law or regulation or any change (other than any change by way of imposition or increase of reserve requirements already referred to in the above definition of LIBOR Rate) in the interpretation or application by any authority charged with the interpretation or application thereof of any law or regulation; or (ii) the compliance with any guideline or request from any governmental central bank or other governmental authority (whether or not having the force of law), there shall be an increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Advances, including without limitation changes which affect or would affect the amount of capital or reserves required or expected to be maintained by Lender, with respect to all or any portion of the Loan, or any corporation controlling Lender, on account thereof, then Borrower from time to time shall, upon written demand by Lender, pay Lender additional amounts sufficient to indemnify Lender against the increased cost. A certificate as to the amount of the increased cost and the reason therefor submitted to Borrower by Lender, in the absence of manifest error, shall be conclusive and binding for all purposes.

     6.2.  Illegality.  Notwithstanding any other provision of this Note, if the
           ----------
introduction of or change in or in the interpretation of any law, treaty, statute, regulation or interpretation thereof shall make it unlawful, or any central bank or government authority shall assert by directive, guideline or otherwise, that it is unlawful, for Lender to make or maintain LIBOR Rate Advances at the LIBOR Interest Rate or to continue to maintain the LIBOR Rate Advances then, on written notice thereof and demand by Lender to Borrower, (a) the obligation of Lender to make LIBOR Rate Advances and to convert or continue any Loan Advances at the LIBOR Interest Rate shall terminate and (b) all principal outstanding under this Note shall bear interest at the Variable Interest Rate.

     6.3.  Additional LIBOR Conditions.  The utilization of a LIBOR Interest
           ---------------------------
Rate and the maintenance of Advances at such rate shall be subject to the following terms and conditions:

     (i)  Availability.  If Lender notifies Borrower that:
          ------------

          (a) dollar deposits in the amount and for the maturity requested are not available to Lender in the London interbank market at the rate specified in the definition of LIBOR Rate set forth above, or

          (b) reasonable means do not exist for Lender to determine the LIBOR Rate for the amounts and maturity requested,

          then the principal which would have born interest at the LIBOR Interest Rate shall bear interest at the Variable Interest Rate.

     (ii) Payments Net of Taxes.  All payments and prepayments of principal and
          ---------------------
          interest under this Note shall be made net of any taxes and costs resulting from having principal outstanding at or computed with reference to a LIBOR Rate. Without limiting the generality of the preceding obligation, illustrations of such taxes and costs are taxes, or the withholding of amounts for taxes, of any nature whatsoever including income, excise, interest equalization taxes (other than United States or state income taxes) as well as all levies, imposts, duties or fees whether now in existence or which become in effect as the result of a change in or promulgation of any treaty, statute, regulations, or interpretation thereof or any directive guideline or otherwise by a central bank or fiscal authority (whether or not having the force of law) or a change in the basis of, or the time of payment of, such taxes and other amounts resulting therefrom.

7.   Acceleration; Event of Default.
     ------------------------------

     At the option of the holder, this Note and the indebtedness evidenced hereby shall become immediately due and payable without further notice or demand, and notwithstanding any prior waiver of any breach or default, or other indulgence, upon the occurrence at any time of any one or more of the following events, each of which shall be an "Event of Default" hereunder and under the Loan Agreement and each other Loan Document: (i) default continuing uncured beyond the applicable grace period, if any, set forth in the Loan Agreement, in making any payment of interest, principal, other charges or payments due hereunder; (ii) any other Event of Default as defined in or as set forth in the Loan Agreement or any other Loan Document, each as the same may from time to time hereafter be amended; or (iii) any other event which pursuant to any express provision of the Loan Agreement, or of any other Loan Document, gives Lender the right to accelerate the Loan.

8.   Certain Waivers, Consents and Agreements.
     ----------------------------------------

     Each and every party liable hereon or for the indebtedness evidenced hereby whether as maker, endorser, guarantor, surety or otherwise hereby: (a) waives presentment, demand, protest, suretyship defenses and defenses in the nature thereof; (b) waives any defenses based upon and specifically assents to any and all extensions and postponements of the time for payment, changes in terms and conditions and all other indulgences and forbearances which may be granted by the holder to any party now or hereafter liable hereunder or for the indebtedness evidenced hereby; (c) agrees to any substitution, exchange, release, surrender or other delivery of any security or collateral now or hereafter held hereunder or in connection with the Loan Agreement, or any of the other Loan Documents, and to the addition or release of any other party or person primarily or secondarily liable; (d) agrees that if any security or collateral given to secure this Note or the indebtedness evidenced hereby or to secure any of the obligations set forth or referred to in the Loan Agreement, or any of the other Loan Documents, shall be found to be unenforceable in full or to any extent, or if Lender or any other party shall fail to duly perfect or protect such collateral, the same shall not relieve or release any party liable hereon or thereon nor vitiate any other security or collateral given for any obligations evidenced hereby or thereby;
(e) agrees to pay all costs and expenses incurred by Lender or any other holder of this Note in connection with the indebtedness evidenced hereby, including, without limitation, all attorneys' fees and costs, for the implementation of the Loan, the collection of the indebtedness evidenced hereby and the enforcement of rights and remedies hereunder or under the other Loan Documents, whether or not suit is instituted; and (f) consents to all of the terms and conditions contained in this Note, the Loan Agreement, or any one or more of the other Loan Documents.

9.   Delay Not A Bar.
     ---------------

     No delay or omission on the part of the holder in exercising any right hereunder or any right under any instrument or agreement now or hereafter executed in connection herewith, or any agreement or instrument which is given or may be given to secure the indebtedness evidenced hereby or by the Loan Agreement, or any other agreement now or hereafter executed in connection herewith or therewith shall operate as a waiver of any such right or of any other right of such holder, nor shall any delay, omission or waiver on any one occasion be deemed to be a bar to or waiver of the same or of any other right on any future occasion.

10.  Partial Invalidity.
     ------------------

     The invalidity or unenforceability of any provision hereof, of the Loan Agreement, of the other Loan Documents, or of any other instrument, agreement or document now or hereafter executed in connection with the Loan made pursuant hereto and thereto shall not impair or vitiate any other provision of any of such instruments, agreements and documents, all of which provisions shall be enforceable to the fullest extent now or hereafter permitted by law.

11.  Compliance With Usury Laws.
     --------------------------

     All agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever, whether by reason of acceleration of maturity of the indebtedness evidenced hereby or otherwise, shall the amount paid or agreed to be paid to Lender for the use or the forbearance of the indebtedness evidenced hereby exceed the maximum permissible under applicable law. As used herein, the term "applicable law" shall mean the law in effect as of the date hereof, provided, however, that in the event there is a change in
                    --------  -------
the law which results in a higher permissible rate of interest, then this Note shall be governed by such new law as of its effective date. In this regard, it is expressly agreed that it is the intent of Borrower and Lender in the execution, delivery and acceptance of this Note to contract in strict compliance with the laws of the State of New Hampshire from time to time in effect. If, under or from any circumstances whatsoever, fulfillment of any provision hereof or of any of the Loan Documents or the Security Documents at the time performance of such provision shall be due, shall involve transcending the limit of validity prescribed by applicable law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under or from any circumstances whatsoever Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount which would be excessive interest shall be applied to the reduction of the principal balance evidenced hereby and not to the payment of interest. This provision shall control every other provision of all agreements between Borrower and Lender.

12.  Use of Proceeds.
     ---------------

     All proceeds of the Loan shall be used solely for the purposes more particularly provided for and limited by the Loan Agreement.

13.  Security.
     --------

     This Note is secured by a first security interes in the Borrower's assets, a pledge of the capital stock of the Borrower (other than WPI Group, Inc.) and such other Collateral as may now or hereafter secure the Loan under the Loan Agreement and the other Loan Documents.

14.  Notices.
     -------

     Any notices given with respect to this Note shall be given in the manner provided for in the Loan Agreement.

15.  Governing Law and Consent to Jurisdiction.
     -----------------------------------------

     15.1.  Substantial Relationship.  It is understood and agreed that all of
            ------------------------
the Loan Documents were negotiated, executed and delivered in the State of New Hampshire, which State the parties agree has a substantial relationship to the parties and to the underlying transactions embodied by the Loan Documents.

     15.2.  Place of Delivery.  Borrower agrees to furnish to Lender at Lender's
            -----------------
office at 1155 Elm Street, Manchester, New Hampshire all further instruments, certifications and documents to be furnished hereunder.

     15.3.  Governing Law.  This Note and each of the other Loan Documents shall
            -------------
in all respects be governed, construed, applied and enforced in accordance with the internal laws of the State of New Hampshire without regard to principles of conflicts of law.

     15.4.  Consent to Jurisdiction.  Borrower hereby consents to personal
            -----------------------
jurisdiction in any state or Federal court located within the State of New Hampshire.

16.  Waiver of Jury Trial.
     --------------------

     BORROWER AND LENDER MUTUALLY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS NOTE OR ANY OTHER LOAN DOCUMENTS CONTEMPLATED TO BE EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY. THIS WAIVER CONSTITUTES A MATERIAL INDUCEMENT FOR LENDER TO ACCEPT THIS NOTE AND MAKE THE LOAN.

17.  No Oral Change.
     --------------

     This Note and the other Loan Documents may only be amended, terminated, extended or otherwise modified by a writing signed by the party against which enforcement is sought. In no event shall any oral agreements, promises, actions, inactions, knowledge, course of conduct, course of dealing, or the like be effective to amend, terminate, extend or otherwise modify this Note or any of the other Loan Documents.

18.  Rights of the Holder.
     --------------------

     This Note and the rights and remedies provided for herein may be enforced by Lender or any subsequent holder hereof. Wherever the context permits each reference to the term "holder" herein shall mean and refer to Lender or the then subsequent holder of this Note.

19.  Replacement of Prior Term Note.
     ------------------------------

     This Note is executed and delivered in replacement of, but not in novation or discharge of, the Promissory Note of WPI Group, Inc., WPI Electronics, Inc., WPI Magnetec, Inc., WPI Micro Palm, Inc., WPI Power Systems, Inc., WPI Termiflex, Inc., WPI Micro Processor Systems, Inc., WPI DecisionKey, Inc., WPI UK Holding, Inc., WPI UK Holding II, Inc., WPI Oyster Terminals, Inc., WPI Group (U.K.) and WPI Oyster Terminals Limited, payable to the order of the Bank in the principal amount of Fifteen Million Dollars ($15,000,000.00) dated June 20, 1997 ( the "Prior Note"). All references to the Prior Note in any Loan Document shall be deemed to refer to this Note which evidences the indebtedness previously evidenced by the Prior Note.

     IN WITNESS WHEREOF, Borrower has caused this Note to be duly executed and delivered as of the date set forth above.


                              WPI GROUP, INC.,
                              WPI POWER SYSTEMS, INC.,
                              WPI MAGNETEC, INC.,
                              WPI ELECTRONICS, INC.,
                              WPI TERMIFLEX, INC.,
                              WPI MICRO PALM, INC.,
                              WPI MICRO PROCESSOR SYSTEMS, INC.,
                              WPI DECISIONKEY, INC.,
                              WPI UK HOLDING, INC.,
                              WPI UK HOLDING II, INC.,
                              WPI OYSTER TERMINALS, INC., and
                              WPI HUSKY COMPUTERS, INC.


/s/ Elizabeth M. Fogelgren    By: /s/ John W. Powers
--------------------------        --------------------------------------
Witness John W. Powers, for, on behalf of, and as Duly Authorized Officer or Agent of each of the above-named corporations